Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Jos. A. Bank Clothiers, Inc.:

     We consent to the incorporation by reference in Registration Statement Nos. 333-103962, 333-85426, 333-57492 and 333-20363 on Forms S-8 of our reports dated April 16, 2007, relating to the financial statements of Jos. A. Bank Clothiers, Inc. and management’s report on the effectiveness of internal control for financial reporting, appearing in this annual report on Form 10-K of Jos. A. Bank Clothiers, Inc for the year ended February 3, 2007.

/s/ Deloitte & Touche LLP

Baltimore, Maryland
April 16, 2007